INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS STANDARD

      INSURED   JOHN DOE                             XX XXX XXX CONTRACT NUMBER
                                                   JULY 1, 1985 CONTRACT DATE
  FACE AMOUNT   $100,000--


      AGENCY    R-NK 1



BENEFICIARY  CLASS 1 MARY DOE, WIFE
             CLASS 2 ROBERT DOE, SON








                              SCHEDULE OF PREMIUMS
                    INITIAL PREMIUM IS       $XX,XXX.XX
                            *****END OF SCHEDULE*****



                                 INTEREST RATES

FOR THE PORTION OF THE CONTRACT FUND IN THE FIXED ACCOUNT: SEE GUARANTEED INTEREST AND EXCESS INTEREST ON PAGES 10 AND 11.

FOR THE PORTION OF THE CONTRACT FUND EQUAL TO ANY CONTRACT LOAN: SEE INTEREST CREDIT ON PAGE 10.








                                *****NOTICE*****

              THIS IS A LEGAL CONTRACT BETWEEN YOU AND PRUCO LIFE.
                          READ YOUR CONTRACT CAREFULLY.

                 CONTRACT DATA CONTINUED ON NEXT PAGE

PAGE 3 (85)

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